SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]

☐	Definitive Information Statement

SEEN ON SCREEN TV INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-30414

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

4017 Colby Avenue
Everett, Washington 98201
(425) 367-4668

INFORMATION STATEMENT

Introduction

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value per share and the preferred stock, $0.001 par value per share, of SEEN ON SCREEN TV INC., a Nevada corporation, which we refer to herein as "SONT," "company," "we," "our" or "us." The mailing date of this Information Statement is on or about July 25, 2015. The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are amending our Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock from one hundred ninety-five million shares (195,000,000) to one billion shares (1,000,000,000) shares, par value $0.001 per share.

1.            On July 10, 2015, the "Record Date" for determining the identity of stockholders who are entitled to receive this Information Statement, we had 60,103,308 shares of common stock issued and outstanding and no shares of preferred stock outstanding. The common stock constitute the sole outstanding class of SONT voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

2.            We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes.

 No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada Revised Statutes are afforded to the Company's stockholders as a result of the adoption of this corporate action

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On July 10, 2015, certain stockholders who beneficially owned 34,754,280, or approximately 57.83%, of the combined voting power of the common stock consented in writing to increase the number of authorized shares of common stock from one hundred ninety-five million shares (195,000,000) to one billion shares (1,000,000,000) shares, par value $0.001 per share.

On July 10, 2015, in connection with the approval of a financial proposal, our board of directors approved an increase the number of authorized shares of common stock from one hundred ninety-five million shares (195,000,000) to one billion shares (1,000,000,000) shares, par value $0.01 per share.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters' rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until twenty (20) days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

This information statement is being mailed or otherwise furnished to our stockholders of records in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock to:

1.	Amend our Articles of Incorporation to increase the number of authorized shares of common stock from one hundred ninety-five million shares (195,000,000) to one billion shares (1,000,000,000) shares, par value $0.001 per share.

This information statement is being first sent to stockholders on or about July 24, 2015. We anticipate that the amendments to our articles of incorporation increasing the authorized share capital will become effective on or about, August 13, 2015, twenty-one (21) days after mailing. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the corporate action cannot take effect until 20 days after this Information Statement is sent to the our stockholders. We expect to file an amend to our articles of incorporation increasing the authorized share capital with the Nevada Secretary of State approximately twenty (20) days after mailing which is anticipated to be on or about August 13, 2015.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company.

          On July 10, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 60,103,308 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock constitutes the sole outstanding class of SONT voting securities. The proposed amendment requires the approval of a majority of the voting power of the Company.

The transfer agent for the common stock is Computershare, 350 Indiana Street, Suite 750, Golden, Colorado 80401.  Its telephone number is 800-942-5909.  On July 10, 2015, three (3) shareholders (Antoine Jarjour, Roula Jarjour, and Charles Carafoli) holding a majority of our voting power or 34,754,280 number votes (57.83% of the total voting power) executed a written consent approving the amendment to the articles of incorporation to increase the authorized shares of common stock from 195,000,000 shares of common stock to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock. The Form 10-K for the year ending October 31, 2014 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to amend our Articles of Incorporation.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of July 10, 2015, the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Number of	Percentage of
Name Of Beneficial Ownership	Shares[1]	Ownership

Antoine Jarjour [1][2]	11,974,000	19.92%

Roula Jarjour [1][2]	8,500,000	14.14%

Antoine Jarjour and Roula Jarjour [1][2]	1,298,005	2.16%

George Jarjour [1][2]	3,000,000	4.99%

Charles E. Carafoli [1][2] [3]	14,280,280	23.77%

Father Gregory Ofiesh [1][2] [4]	4,802,860	7.99%

All Officers and Directors as a Group (5 people)	43,855,145	72.97%

[1]	The person named above "promoter" as defined in the Securities Exchange Act of 1934. Mrs. Jarjour and Messrs. Jarjour, Jarjour and Carafoli, and Father Ofiesh are the only "promoters" of our company.

[2]	Antoine Jarjour and Roula Jarjour jointly own 21,772,005 shares of our common stock or 36.22% of the total ownership of our company.

[3]
Charles E. Carafoli's wife owns 1,400,000 shares of our common stock.  These shares are reflected in Mr. Carafoli's beneficial ownership above.  The 1,400,000 shares are not owned jointly held, but held in Mr. Carafoli wife's name.

[4]
Father Ofiesh is a director; his ownership includes 4,802,860 shares of our common stock.  Previous, Father Ofiesh owns warrants-options to purchase shares of our common stock, however, these warrants-options have expired.

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control.

Reasons for the Amendment

We are currently authorized to issue 195,000,000 shares of common stock. Currently, there are 60,103,308 shares of common stock and the option to acquire 250,150,100 shares outstanding.

We have plans to declare a four for one (4:1) stock dividend.  We do not have a sufficient number of authorized shares of common stock to declare a 4 for 1 stock dividend.  In order to declare a 4 for 1 stock dividend we will need a minimum of 300,516,540 authorized shares of common stock.  The par value will remain at $0.001 per share.   After the increase in authorized shares of common stock and the issuance of the stock dividend, there will be 699,483,460 shares of common stock available for issuance.  The par value of our shares of common stock will remain $0.001 per share. The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. The share increase amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under the Share Increase Amendment.

Aside from the proposed transaction above, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible additional future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.

Certain Effects of the Amendment

The increase in authorized shares of common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for shares of common stock. Accordingly, the issuance of additional shares of our common stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the common stock. The additional shares of common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

Future Plans for Issuance of Additional Shares of Common Stock

At the present time we do not have any plans to issue additional shares of common stock for any reason other than the proposed stock dividend referred to above.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

Antoine Jarjour	11,974,000	19.92%
Roula Jarjour	8,500,000	14.14%
Charles E. Carafoli	14,280,280	23.77%
Total	34,754,280	57.83%

On July 10, 2015, the foregoing persons or entities executed a written consent approving the amendment to the articles of incorporation to: (1) increase the authorized shares of common stock to 195,000,000 shares.

Certain Matters Related to the Proposal

The amendments to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interests of Certain Persons in Favor or Opposed to Increase the Authorized Shares of Common Stock.

No officer or director will receive any direct or indirect benefit from the increase in the number of authorized shares of common stock.

No officer or director or any person has notified the Company that it intends to oppose the increase of the authorized shares of common stock or the creation of the class of preferred shares.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended October 31, 2014;

2.	Quarterly Report on Form 10-Q for the quarter ended January 31, 2015; and,

3.	Quarterly Report on Form 10-Q for the quarter ended April 30, 2015.

It is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Nevada, which filing is expected to occur approximately twenty-one days after this Information Statement is mailed to you.

SEEN ON SCREEN TV INC.

ANTOINE JARJOUR
Antoine Jarjour, President
July 24, 2015